Exhibit 99.1

CERTAIN INFORMATION EXCERPTED FROM USG CORPORATION’S

PRELIMINARY OFFERING CIRCULAR DATED OCTOBER 28, 2013

	Historical
	Year Ended December 31,			Twelve Months Ended September 30,
	2012	2011(a)	2010(a)	2013
	(audited)			(unaudited)
	(dollars in millions, except per-share data)
Other Information:
Adjusted EBITDA(b)	$263	$54	$41	$377
Capital expenditures	$70	$54	$38
Closing stock price per common share as of end of the period	$28.07	$10.16	$16.83
Average number of employees(c)	8,758	8,880	9,450

(a)	Amounts reflected above have been adjusted to reflect our European businesses, which were sold on December 27, 2012, as discontinued operations. See Note 3 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2012 and Note 2 to the notes to our consolidated financial statements included in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2013.
(b)	We present Adjusted EBITDA (which we define as earnings before interest, taxes, depreciation, amortization, extinguishment of debt, other income, restructuring and long-lived asset impairment charges, discontinued operations, gain on sale of discontinued operations and share-based compensation expense) because we believe this non-GAAP measure assists potential purchasers of the notes in assessing and understanding our operating performance. We believe this measure is frequently used by debt investors and other interested parties in the evaluation of companies similar to ours. In addition, we believe that potential purchasers of the notes and rating agencies will consider this measure useful in measuring our ability to meet our debt service obligations. However, this measure is not a recognized measure under U.S. GAAP, and when analyzing our financial results, investors should use this measure in addition, and not as an alternative, to net income (loss), as defined under U.S. GAAP. Since other companies may calculate this measure differently, this measure may not be comparable to similarly titled measures reported by other companies.

The following table reconciles reported net income (loss) to Adjusted EBITDA.

	Year ended December 31,			Twelve months ended September 30, 2013
	2012	2011	2010
	(dollars in millions)
Net income (loss) attributable to USG - GAAP measure	$(126)	$(390)	$(405)	$38
Interest expense, net	202	205	178	199
Income tax expense (benefit)	12	(14)	(37)	4
Depreciation, depletion and amortization	156	164	176	155

EBITDA - Non-GAAP measure	244	(35)	(88)	396
Loss on extinguishment of debt	41	—	—	—
Other (income) expense, net	—	(1)	1	—
Restructuring and long-lived asset impairment charges	18	75	110	16
Discontinued operations, net of tax	(2)	(6)	(5)	4
Gain on sale of discontinued operations, net of tax	(55)	—	—	(55)
Share-based compensation expense	17	21	23	16

Adjusted EBITDA - Non-GAAP measure	$263	$54	$41	$377

(c)	As of September 30, 2013, we had approximately 8,800 employees worldwide. For 2011 and 2010, the average number of employees includes our discontinued operations.

CAPITALIZATION

The following table shows our cash, cash equivalents and marketable securities and our capitalization as of September 30, 2013:

•	on an actual basis;

•	as adjusted to give effect to this offering; and

•

as further adjusted to give effect to the USG Boral Joint Venture transaction as if it had occurred on September 30, 2013 and the application of the net proceeds from this offering, together with cash on hand, to fund a portion of our initial $500 million cash investment in the USG Boral Joint Venture.

You should read this table together with the information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited annual consolidated financial statements and the related notes and other financial information in our annual report on Form 10-K for the fiscal year ended December 31, 2012 and our quarterly report on Form 10-Q for the quarterly period ended September 30, 2013, and the information under “Unaudited Pro Forma Condensed Consolidated Financial Information” attached as Exhibit 99.4 to our current report on Form 8-K dated October 28, 2013.

	As of September 30, 2013
	Actual	As Adjusted(a)	As Further Adjusted(b)
(in millions)
Cash, cash equivalents and marketable securities	$590	$935 (c)	$375

Senior secured credit facility(d)	—	—	—
CGC secured credit facility(e)	—	—	—
Notes offered hereby	—	350	350
6.3% Senior notes due 2016	500	500	500
7.75% Senior notes due 2018	500	500	500
7.875% Senior notes due 2020(f)	249	249	249
8.375% Senior notes due 2018	350	350	350
9.75% Senior notes due 2014	59	59	59
10% Convertible senior notes due 2018(g)	386	386	386
Ship mortgage facility(h)	25	25	25
Credit facilities of Oman joint ventures	7	7	— (i)
Industrial revenue bonds (due 2028 through 2034)	239	239	239

Total debt	2,315	2,665	2,658

Preferred stock	—	—	—
Common stock	11	11	11
Treasury stock	—	—	—
Additional paid-in capital	2,604	2,604	2,604
Accumulated other comprehensive loss	(252)	(252)	(252)
Retained earnings (accumulated deficit)	(2,317)	(2,317)	(2,333)

Stockholders’ equity of parent	46	46	30
Noncontrolling interest	26	26	1

Total stockholders’ equity including noncontrolling interest	72	72	31

Total capitalization	$2,387	$2,737	$2,689

(a)	Reflects receipt of the net proceeds from this offering prior to the application thereof. In the event we do not complete our investment in the USG Boral Joint Venture, we will instead use the net proceeds from this offering for general corporate purposes, which may include the repayment of indebtedness, the funding of pension obligations, working capital, capital expenditures and potential acquisitions.
(b)	Reflects the USG Boral Joint Venture transaction as if it had occurred on September 30, 2013 and the application of the net proceeds from this offering, together with cash on hand, to fund a portion of our initial $500 million cash investment in the USG Boral Joint Venture. See “Unaudited Pro Forma Condensed Consolidated Financial Information,” attached as Exhibit 99.4 to our current report on Form 8-K dated October 28, 2013, for a detailed explanation.
(c)	Gives effect to this offering, net of fees incurred in connection with the offering. See footnote (e) under the heading “Unaudited Pro Forma Condensed Consolidated Financial Information,” attached as Exhibit 99.4 to our current report on Form 8-K dated October 28, 2013, for an explanation of anticipated fees incurred in connection with this offering.
(d)	As of September 30, 2013, we had approximately $216 million of availability under the senior secured credit facility, and we had no borrowings and $78 million of outstanding letters of credit under this facility.
(e)	As of September 30, 2013, there were no borrowings under the CGC secured credit facility. The U.S. dollar equivalent of borrowings available under this facility as of September 30, 2013 was $38 million.
(f)	Amounts presented are net of $1 million of debt discount.
(g)	Amounts presented are net of $14 million of debt discount. Our 10% convertible senior notes due 2018 are callable beginning December 1, 2013, subject to notice of redemption to the holders thereof of no less than 30 days and no more than 60 days. Accordingly, we currently may elect to redeem all or part of the convertible notes at stated redemption prices, plus accrued and unpaid interest. In lieu of redemption, holders may convert each $1,000 principal amount of 10% convertible senior notes due 2018 into shares of our common stock. The 10% convertible senior notes due 2018 are initially convertible into 87.7193 shares of our common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of $11.40 per share, or a total of approximately 35.1 million shares. If we issue a notice of redemption of some or all of the 10% convertible senior notes due 2018, we believe based on recent trading prices of our common stock that the holders of such convertible notes currently would elect to convert their convertible notes called for redemption rather than receive the applicable redemption price.
(h)	Includes approximately $4 million of current portion of such indebtedness.
(i)	Our interests in the Oman joint ventures, and the corresponding credit facilities, will be contributed to the USG Boral Joint Venture, at which point the results of these joint ventures (and the associated borrowings under the credit facilities) will no longer be consolidated for purposes of our financial statements.

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